      As filed with the Securities and Exchange Commission on June 9, 1998
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                       MICHIGAN CONSOLIDATED GAS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      MICHIGAN                                             38-0478040
           (State or other jurisdiction of                              (I.R.S. Employer
           incorporation or organization)                              Identification No.)

                              500 GRISWOLD STREET
                            DETROIT, MICHIGAN 48226
                                 (313) 965-2430
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                               ------------------

                           RONALD E. CHRISTIAN, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       MICHIGAN CONSOLIDATED GAS COMPANY
                              500 GRISWOLD STREET
                            DETROIT, MICHIGAN 48226
                                 (313) 965-2430
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------

                                   Copies To:

                JOHN W. OSBORN, ESQ.                                  WILLIAM S. LAMB, ESQ.
      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP               LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                  919 THIRD AVENUE                                    125 WEST 55TH STREET
            NEW YORK, NEW YORK 10022-3897                         NEW YORK, NEW YORK 10019-5389
                   (212) 735-3000                                        (212) 424-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                               AMOUNT              PROPOSED                PROPOSED             AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES            TO BE          MAXIMUM OFFERING       MAXIMUM AGGREGATE        REGISTRATION
            TO BE REGISTERED                REGISTERED(2)      PRICE PER UNIT(1)        OFFERING PRICE            FEE(2)
-----------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities..................    $185,000,000             100%*               $185,000,000            $54,575
=============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Does not include certain debt securities of Michigan Consolidated Gas Company covered by Registration Statement No. 333-16285 which are being carried over to this Registration Statement. Also does not include the Registration Fee of $78,788 which was previously paid with respect to such debt securities.
    Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the Prospectus contained herein constitutes a combined Prospectus relating also to $215,000,000 of unsold debt securities registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-16285) which are being carried forward in connection with this Registration Statement. In the event that any of such previously registered debt securities are offered prior to the effective date of this Registration Statement, the amount of such debt securities will not be included in any Prospectus hereunder. The amount of Senior Debt Securities being registered hereunder, together with the remaining debt securities previously registered under Registration Statement No. 333-16285, represents the maximum amount of the registrant's debt securities which are expected to be offered for sale.
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    SUBJECT TO COMPLETION DATED JUNE 9, 1998

PROSPECTUS

                                  $400,000,000

                       MICHIGAN CONSOLIDATED GAS COMPANY
                             SENIOR DEBT SECURITIES

                            ------------------------

     Michigan Consolidated Gas Company ("MichCon" or the "Company") from time to time may offer, in an aggregate principal amount not to exceed $400,000,000, in one or more series, its senior debt securities (the "Senior Debt Securities"). Prior to the Release Date (as defined below), the Senior Debt Securities will be secured by the delivery to the Senior Trustee (as defined below) in trust for the benefit of the holders of Senior Debt Securities first mortgage bonds (the "First Mortgage Bonds") issued under the Company's Mortgage Indenture (as defined below). The Senior Debt Securities will be issued under the indenture (the "Senior Indenture") to be entered into between MichCon and Citibank, N.A., as trustee (the "Senior Trustee"). The Senior Debt Securities may be offered in amounts, at prices and on terms to be determined at the time of sale. Certain terms of the Senior Debt Securities including, where applicable, the specific designation, aggregate principal amount, interest rate, interest payment dates, maturity, public offering price, any redemption terms or other specific terms of each series of the Senior Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement or Supplements (a "Prospectus Supplement").

     MichCon may sell the Senior Debt Securities to or through underwriters, through dealers, directly to purchasers or through agents. See "Plan of Distribution". The Prospectus Supplement will set forth the names of such underwriters, dealers or agents, if any, any applicable commissions or discounts and the proceeds to MichCon from such sale.

     This Prospectus may not be used to consummate sales of the Senior Debt Securities unless accompanied by a Prospectus Supplement applicable to the Senior Debt Securities being sold.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is             , 1998.

                             AVAILABLE INFORMATION

     MichCon is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information can be inspected and copied at the SEC's Public Reference Room; Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site on the Internet that contains reports and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by MichCon with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Senior Debt Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to MichCon and the Senior Debt Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
                           -------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus and made a part hereof the following documents heretofore filed with the SEC pursuant to the 1934 Act:

          1. MichCon's Annual Report on Form 10-K for the year ended December 31, 1997 ("Form 10-K").

          2. MichCon's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

          3. MichCon's Current Report on Form 8-K dated June 2, 1998.

     All documents filed by MichCon pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained in this Prospectus or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     MichCon hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to:
Investor Relations, MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226; telephone 1-800-548-4655.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           FORWARD-LOOKING STATEMENTS

     Statements contained in or incorporated by reference into this Prospectus which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to, the following: (i) the effects of weather and other natural phenomena; (ii) increased competition from other energy suppliers as well as alternative forms of energy; (iii) the capital intensive nature of the Company's business; (iv) the economic climate and growth in the geographic areas in which the Company does business; (v) the uncertainty of gas reserve estimates; (vi) the timing and extent of changes in prices for natural gas, electricity and crude oil; (vii) conditions of capital markets and equity markets; and (viii) the effects of changes in governmental policies and regulatory actions, including income taxes, environmental compliance and authorized rates. See "Incorporation of Certain Documents by Reference" above.

                                  THE COMPANY

     MichCon is a Michigan corporation that was organized in 1898 and, with its predecessors, has been in business for nearly 150 years. The Company is a public utility engaged in the distribution and transmission of natural gas in the State of Michigan. The Company serves 1.2 million residential, commercial and industrial customers in the Detroit, Grand Rapids, Ann Arbor, Traverse City and Muskegon metropolitan areas and in various other communities throughout the state of Michigan. MichCon's gas sales and transportation markets were approximately 937 billion cubic feet (Bcf) for the twelve months ended December 31, 1997. MichCon is a wholly-owned subsidiary of MCN Energy Group Inc., a Michigan corporation.

     At December 31, 1997, MichCon and its subsidiaries employed 2,867 persons.

     The mailing address of MichCon's principal executive office is 500 Griswold Street, Detroit, Michigan 48226, and its telephone number is (313) 965-2430.

                                USE OF PROCEEDS

     Except as otherwise stated in the applicable Prospectus Supplement, net proceeds from the sale of the Senior Debt Securities offered hereby will be used for the acquisition of property; the construction, completion, extension or improvement of facilities; working capital requirements; the improvement or maintenance of service; the discharge or lawful retirement of short or long-term debt and borrowings made or expected to be made; and for other corporate purposes. Specific allocations of proceeds for such purposes have not been made at this time. Funds may be borrowed in anticipation of future requirements.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth MichCon's ratio of earnings to fixed charges for the periods indicated.

                                                     TWELVE MONTHS
                                                         ENDED              YEAR ENDED DECEMBER 31,
                                                       MARCH 31,      ------------------------------------
                                                         1998         1997    1996    1995    1994    1993
                                                     -------------    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges(1)(2).........        3.17         3.17    3.27    3.47    3.26    3.58

-------------------------
(1) The Company is a guarantor of certain other debt. Fixed charges related to such debt, deemed to be immaterial, have been excluded in computing the above ratios.

(2) For the purpose of computing these ratios, earnings consists of net income plus income taxes and fixed charges. Fixed charges consist of total interest, amortization of debt discount, premium and expense and the estimated portion of interest implicit in rentals.

                                   SECURITIES

     The Senior Debt Securities may be issued, from time to time, in one or more series (i) secured by the Company's First Mortgage Bonds issued under the Twenty-Ninth Supplemental Indenture dated as of July 15, 1989 providing for the restatement of the Indenture of Mortgage and Deed of Trust dated as of March 1, 1944 between the Company and Citibank, N.A. ("Citibank" or the "Mortgage Trustee") and Robert T. Kirchner (the "Individual Trustee" and, together with Citibank, the "Secured Trustees") which became effective on April 1, 1994, as supplemented and amended by the supplemental indentures thereto (collectively, the "Mortgage Indenture") or (ii) following the Release Date (as defined below), as either unsecured senior notes or as senior notes secured by first mortgage bonds issued under a mortgage indenture other than the Mortgage Indenture. On the Release Date, any outstanding Senior Debt Securities secured by the Company's First Mortgage Bonds when issued will cease to be secured by First Mortgage Bonds issued under the Company's Mortgage Indenture and, at the Company's option, either (a) will become unsecured general obligations of the Company or (b) will be secured by first mortgage bonds issued under a mortgage indenture other than the Mortgage Indenture.

     Senior Debt Securities will be issued under the Senior Indenture, the form of which is an exhibit to the Registration Statement, and are described below under the caption "Description of the Senior Debt Securities." Prior to the Release Date, First Mortgage Bonds securing the Senior Debt Securities (the "Pledged Bonds") will be issued under the Mortgage Indenture.

     There is no requirement, under either the Senior Indenture or the Mortgage Indenture (collectively, the "Indentures"), that future issues of debt securities of the Company be issued under the Indentures, and, subject to certain restrictions following the Release Date which are described in "Description of the Senior Debt Securities--Restrictions," the Company will be free to employ other indentures or documentation, containing provisions different from those included in the Indentures or applicable to one or more issues of Senior Debt Securities, in connection with future issues of such other debt securities. Certain capitalized terms herein are defined in the Indentures.

                   DESCRIPTION OF THE SENIOR DEBT SECURITIES

GENERAL

     Until the Release Date (as defined below), the Senior Debt Securities will be secured by one or more series of Pledged Bonds issued under the Mortgage Indenture and delivered by the Company to the Senior Trustee. See "-- Security; Release Date." ON THE RELEASE DATE (AS DEFINED BELOW), THE SENIOR DEBT SECURITIES WILL CEASE TO BE SECURED BY THE PLEDGED BONDS AND, AT THE COMPANY'S OPTION, EITHER (I) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR
(II) WILL BE SECURED BY FIRST MORTGAGE BONDS (THE "SUBSTITUTED PLEDGED BONDS") ISSUED UNDER A MORTGAGE INDENTURE OTHER THAN THE MORTGAGE INDENTURE. The Senior Indenture provides that, in addition to the Senior Debt Securities offered hereby, additional Senior Debt Securities may be issued thereunder, without limitation as to aggregate principal amount, from time to time, in one or more series, provided that, prior to the Release Date, the amount of Senior Debt Securities that may be issued cannot exceed the aggregate principal amount of First Mortgage Bonds that the Company is able to issue under its Mortgage Indenture.

     The Senior Indenture does not contain any debt covenants or provisions which would afford holders of Senior Debt Securities protection in the event of a highly leveraged transaction.

     Reference is made to the Prospectus Supplement relating to the Senior Debt Securities being offered (the "Offered Senior Debt Securities") for, among other things, the following terms thereof: (1) the title of the Offered Senior Debt Securities; (2) any limit on the aggregate principal amount of the Offered Senior Debt Securities; (3) the date or dates on which the Offered Senior Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Senior Debt Securities will bear interest or the method by which such rate or rates shall be determined and the date from which such interest will accrue or the method by which such date or dates shall be determined; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the dates, if any, on which, and the price or prices at which, the Offered Senior Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (7) the date, if any, after which, and the price or prices at which, the Offered Senior Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of such optional redemption; and (8) any other terms of the Offered Senior Debt Securities (which terms shall not be inconsistent with the Senior Indenture). For a description of the terms of the Offered Senior Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Senior Debt Securities set forth herein.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest on, the Offered Senior Debt Securities will be payable, and the Offered Senior Debt Securities will be exchangeable and transfers thereof will be registrable, at the Place of Payment, provided that, at the option of the Company, payment of interest may be made by check mailed or wire transferred to the address of the person entitled thereto as it appears in the Security Register.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Senior Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Offered Senior Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     For purposes of the descriptions of the Senior Debt Securities, certain defined terms have the following meanings:

     "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses
(i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     "Significant Subsidiary" means a Subsidiary or Subsidiaries of the Company possessing assets (including the assets of its own Subsidiaries but without regard to the Company or any other Subsidiary) having a book value, in the aggregate, equal to not less than 10% of the book value of the aggregate assets of the Company and its Subsidiaries calculated on a consolidated basis.

     "Capitalized Lease Obligations" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

     "Project Finance Indebtedness" means Indebtedness of a Subsidiary secured by a Lien on any property, acquired, constructed or improved by such Subsidiary after the date of the Indenture which Lien is created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement, or on any property existing at the time of acquisition thereof; provided that such a Lien shall not apply to any property theretofore owned by any such Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located; and provided further that such Indebtedness, by its terms, shall limit the recourse of any holder of such Indebtedness (or trustee on such holder's behalf) in the event of any default in such Indebtedness to the assets subject to such Liens and the capital stock of the Subsidiary issuing such Indebtedness. Notwithstanding the foregoing, Project Finance Indebtedness shall include all Indebtedness that would constitute Project Finance Indebtedness but for the fact that such Indebtedness was issued prior to the date of the Indenture and taking into account the fact that the property subject to the Lien may have been acquired prior to the date of the Indenture.

     The Senior Debt Securities may be issued under the Senior Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof.

SECURITY; RELEASE DATE

     Until the Release Date (as defined below), the Senior Debt Securities will be secured by one or more series of the Pledged Bonds delivered by the Company to the Senior Trustee. See "Description of the First Mortgage Bonds." Upon the issuance of Senior Debt Securities prior to the Release Date, the Company will simultaneously issue and deliver Pledged Bonds to the Senior Trustee, as security for such Senior Debt Securities. Such Pledged Bonds will have the same stated rate or rates of interest (or interest calculated in the same manner), interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregate principal amount as the Senior Debt Securities being issued. The Company's obligations to make payments with respect to the principal of, premium or interest on the Pledged Bonds will be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium or interest on the related issue of Senior Debt Securities shall have been fully or partially paid or there shall have been deposited with the Senior Trustee pursuant to the Senior Indenture sufficient available funds to fully or partially pay the then due principal of, premium or interest on such Senior Debt Securities.

     THE "RELEASE DATE" WILL BE THE DATE THAT ALL FIRST MORTGAGE BONDS OF THE COMPANY ISSUED AND OUTSTANDING UNDER THE MORTGAGE INDENTURE, OTHER THAN THE PLEDGED BONDS, HAVE BEEN RETIRED (AT, BEFORE OR AFTER THE MATURITY THEREOF) THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING FIRST MORTGAGE BONDS DEEMED TO BE PAID WITHIN THE MEANING OF THE MORTGAGE INDENTURE). ON THE RELEASE DATE, THE SENIOR TRUSTEE WILL DELIVER TO THE COMPANY FOR CANCELLATION ALL PLEDGED BONDS, AND THE COMPANY WILL CAUSE THE SENIOR TRUSTEE TO PROVIDE NOTICE TO ALL HOLDERS OF SENIOR DEBT SECURITIES OF THE OCCURRENCE OF THE RELEASE DATE. AS A RESULT, ON THE RELEASE DATE, THE PLEDGED BONDS WILL CEASE TO SECURE THE SENIOR DEBT SECURITIES, AND, AT THE OPTION OF THE COMPANY, THE SENIOR DEBT SECURITIES, EITHER (I) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (II) WILL BE SECURED BY SUBSTITUTED PLEDGED BONDS. Each issue of Pledged Bonds will be secured by a lien on certain property owned by the Company. In certain circumstances prior to the Release Date, the Company is permitted to reduce the aggregate principal amount of an issue of Pledged Bonds held by the Senior Trustee, but in no event to an amount lower than the aggregate outstanding principal amount of the Senior Debt Securities initially issued contemporaneously with such Pledged Bonds. Following the Release Date, the Company will cause the Mortgage Indenture to be closed, and the Company will not issue any additional bonds under such Mortgage Indenture.

RESTRICTIONS

     The Senior Indenture provides that the Company shall not consolidate with, merge with or into any other corporation (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless: (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Senior Indenture, all the obligations of the Company under the Senior Debt Securities and the Senior Indenture, executed and delivered to the Trustee in form satisfactory to the Trustee; (2) immediately before and after giving effect to such transaction or series of transactions, no Event of Default, and no Default, with respect to the Senior Debt Securities shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures comply with the Senior Indenture.

     The Senior Indenture also provides that, except as described below and unless Substituted Pledged Bonds are issued to secure the Senior Debt Securities from and after the Release Date, the Company will not, nor will it permit any Significant Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by any Lien in, of or on the property of the Company or any of its Subsidiaries, without effectively securing all Senior Debt Securities (other than such Senior Debt Securities, if any, which by their terms, are expressly excluded from this provision), equally and ratably with such Indebtedness; except that this restriction shall not apply to: (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries; (v) Liens on the capital stock, partnership interest, or other evidence of ownership of any Subsidiary or such Subsidiary's assets that secure project financing for such Subsidiary; (vi) purchase money liens upon or in property now owned or hereafter acquired in the ordinary course of business (consistent with the Company's business practices) to secure (A) the purchase price of such property or (B) Indebtedness incurred solely for the purpose of financing the acquisition, construction, or improvement of any such property to be subject to such liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount, provided that no such lien shall extend to or cover any property other than the property being acquired, constructed, or improved and replacements, modifications, and proceeds of such property, and no such extension, renewal, or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, or replaced; (vii) Liens existing on the date the Senior Debt Securities are first issued; and
(viii) Liens for no more than 90 days arising from a transaction involving accounts receivable of the Company (including the sale of such accounts receivable), where such accounts receivable arose in the ordinary course of the Company's business.

     The Senior Indenture provides that, from and after the Release Date, the Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any lender or investor (other than the Company or a Subsidiary), or to which such lender or investor (other than the Company or a Subsidiary) is a party, providing for the leasing by the Company or such Subsidiary for a period, including renewals, in excess of three years of any real property located within the United States which has been owned by the Company or such Subsidiary for more than six months and which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either (a) the Company or such Subsidiary could create Indebtedness secured by a lien consistent with the restrictions set forth in the foregoing paragraph on the real property to be leased in an amount equal to the Value of such transaction without equally and ratably securing the Senior Debt Securities or (b) the Company, within six months after the sale or transfer shall have been made, applies an amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such arrangement or (ii) the fair market value of the real property so leased to the retirement of the Senior Debt Securities and other obligations of the Company ranking on a parity with the Senior Debt Securities.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following are Events of Default under the Senior Indenture with respect to the Senior Debt Securities of any series; (1) failure to pay interest on any Senior Debt Security of that series when due, continued for 30 days; (2) failure to pay the principal of (or premium, if any, on) any Senior Debt Security of that series when due and payable at Maturity, upon redemption or otherwise; (3) failure to observe or perform any other covenant, warranty or agreement contained in the Senior Debt Securities of that series or in the Senior Indenture (other than a covenant, agreement or warranty included in the Senior Indenture solely for the benefit of Senior Debt Securities other than that series), continued for a period to 60 days after notice has been given to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series; (4) failure to pay at final maturity, or acceleration of, Indebtedness of the Company having an aggregate principal amount of more than 1% of the Company's consolidated total assets (determined as of its most recent fiscal year-end), unless cured within 10 days after notice has been given to the Company by the Trustee or Holders of at least 10% in aggregate principal amount of the Outstanding Senior Debt Securities of that series; (5) prior to the Release Date, the occurrence of a default under the Mortgage Indenture, of which default the Mortgage Trustee or the Holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities have given written notice to the Mortgage Trustee; (6) if any Substituted Pledged Bonds are outstanding, the occurrence of a default under the Substituted Mortgage, of which default the trustee under such Substituted Mortgage or the Holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities have given written notice to the Senior Trustee; (7) certain events of bankruptcy, insolvency or reorganization relating to the Company; and (8) any other Event of Default with respect to the Senior Debt Securities of that series specified in the Prospectus Supplement relating thereto or Supplemental Indenture under which such series of Senior Debt Securities is issued.

     The Senior Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to Senior Debt Securities of any series, give the Holders of Senior Debt Securities of that series notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in payment on any Senior Debt Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Senior Debt Securities of that series.

     If an Event of Default with respect to Senior Debt Securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series, by notice in writing to the Company (and to the Trustee if given by the Holders of at least 25% in aggregate principal amount of the Senior Debt Securities of that series), may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Senior Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Senior Debt Securities of that series shall become immediately due and payable.

     If an Event of Default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Outstanding Senior Debt Securities of any series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Senior Debt Security of that series. Upon any acceleration of the Senior Debt Securities prior to the Release Date, the Senior Trustee is empowered to cause the mandatory redemption of the Pledged Bonds or Substituted Pledged Bonds, as the case may be.

     Any such declaration with respect to Senior Debt Securities of any series may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Senior Debt Securities of that series) may be waived by the Holders of a majority of the principal amount of the Outstanding Senior Debt Securities, upon the conditions provided in the Senior Indenture. For purposes of the provisions described herein, the Company may cure an Event of Default or Default in payment of principal or interest on the Senior Debt Securities at any time after an acceleration of the Senior Debt Securities has been declared, but before a judgment or decree for the immediate payment of the principal amount of the Senior Debt Securities has been obtained, and, prior to the Release Date, so long as all first mortgage bonds have not been accelerated, if the Company pays or deposits with the Trustee a sum sufficient to pay all matured installments of interest, the principal and any premium which has become due otherwise than by acceleration and any other amounts due the Trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Senior Debt Securities.

     The Senior Indenture provides that the Company shall periodically file statements with the Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to Senior Debt Securities of any series, in performing such covenants, of which the signers may have knowledge.

MODIFICATION OF THE SENIOR INDENTURE; WAIVER

     The Senior Indenture may be modified by the Company and the Trustee without the consent of any Holders with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Senior Indenture and (ii) to make any change that does not materially adversely affect the interests of any Holder of Senior Debt Securities of any series. In addition, under the Senior Indenture, certain rights and obligations of the Company and the rights of Holders of the Senior Debt Securities may be modified by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Debt Securities of each series affected thereby; but no extension of the maturity of any Senior Debt Securities of any series, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any Holder of Senior Debt Securities of any series, modification that would adversely impair the interest of the Senior Trustee in the Pledged Bonds held by it or, prior to the Release Date, reduce the principal amount of any issue of Pledged Bonds securing the Senior Debt Securities to an amount less than the principal amount of the related issue of Senior Debt Securities or alter the payment provisions of such Pledged Bonds in a manner adverse to the holders of the Senior Debt Securities, other modification in the terms of payment of the principal of, or interest on, any Senior Debt Securities of any series, or reduction of the percentage required for modification, will be effective against any Holder of any Outstanding Senior Debt Security of any series affected thereby without the Holder's consent. The Senior Indenture does not limit the aggregate amount of Senior Debt Securities of the Company which may be issued thereunder.

     The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Senior Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive any past Event of Default or Default under the Senior Indenture with respect to that series, except an Event of Default or a Default in the payment of the principal of, or premium, if any, or any interest on any Senior Debt Security of that series or in respect of a provision which under the Senior Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of that series affected.

DEFEASANCE

     The Company may terminate its substantive obligations in respect of the Senior Debt Securities of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Senior Debt Securities of that series) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient to pay all remaining indebtedness on the Senior Debt Securities of that series, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Senior Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Senior Indenture.

VOTING OF PLEDGED BONDS HELD BY SENIOR TRUSTEE

     The Senior Trustee, as a holder of Pledged Bonds, will attend any meeting of holders of First Mortgage Bonds under the Mortgage Indenture, as to which it receives due notice, or, at its option, will deliver its proxy in connection therewith. Either at such meeting, or otherwise where the consent of holders of First Mortgage Bonds is sought without a meeting, the Senior Trustee will vote all of the Pledged Bonds held by it, or will consent with respect thereto, as directed by the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities; provided, however, that the Senior Trustee shall not be required to vote the Pledged Bonds of any particular issue in favor of, or give consent to, any action except upon notification by the Senior Trustee to the holders of the related issue of Senior Debt Securities of such proposal and consent thereto of the holders of a majority in principal amount of the outstanding Senior Debt Securities of such issue.

CONCERNING THE SENIOR TRUSTEE

     Citibank is the Senior Trustee under the Senior Indenture. Citibank is also Trustee under the Mortgage Indenture and a depositary of funds of the Company. See "Description of the First Mortgage Bonds -- Concerning the Secured Trustees."

BOOK-ENTRY SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Senior Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below) that will be deposited with, or on behalf of, a depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Senior Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Senior Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. The term "Global Security", when used with respect to any series of Senior Debt Securities, means a Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

     The specific terms of the depositary arrangement with respect to any portion of a series of Senior Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Senior Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Senior Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Senior Debt Securities or, if such Senior Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, so long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Senior Debt Securities represented by such Global Security for all purposes under the Senior Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Senior Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Senior Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Senior Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Senior Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

                    DESCRIPTION OF THE FIRST MORTGAGE BONDS

     The following summaries of certain provisions of the First Mortgage Bonds and the Mortgage Indenture do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Mortgage Indenture, including the definitions therein of certain terms. Certain capitalized terms herein are defined in the Mortgage Indenture.

GENERAL

     Prior to the Release Date, any series of First Mortgage Bonds issued as Pledged Bonds will be issued to the Senior Trustee. Each issue of such Pledged Bonds to the Senior Trustee will be in a principal amount equal to the principal amount of the Senior Debt Securities issued contemporaneously with such Pledged Bonds. The Company's obligations to make payments with respect to the principal of, premium or interest on the Pledged Bonds will be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium or interest on the related issue of Senior Debt Securities shall have been fully or partially paid or there shall have been deposited with the Senior Trustee pursuant to the Senior Indenture sufficient available funds to fully or partially pay the then due principal of, premium or interest on such Senior Debt Securities. The Pledged Bonds will be exchangeable for a like aggregate principal amount of Pledged Bonds of the same series of other authorized denominations at the office of the Secured Trustees in New York, New York.

SECURITY AND PRIORITY

     The Mortgage Indenture constitutes a first mortgage lien (subject to exceptions and reservations set forth therein, to "permissible encumbrances," and to various matters specified under "Business; Franchises" and "Properties" in MichCon's Form 10-K) upon substantially all of the fixed property and franchises of MichCon, consisting principally of gas distribution and transmission lines and systems, underground storage fields and buildings, including property of the character initially mortgaged which has been or may be acquired by MichCon subsequent to the execution and delivery of the Mortgage Indenture. It prohibits creation of prior liens upon the mortgaged property, other than "permissible encumbrances," but, within specified limitations in certain cases, property may be acquired subject to preexisting liens or purchase money and other liens created at the time or in connection with the acquisition of such property. The property excepted from the lien of the Mortgage Indenture consists principally of cash (unless deposited with the Mortgage Trustee under the Mortgage Indenture), accounts receivable, gas stored in reservoirs except to the extent specially pledged, materials and supplies, securities, vehicles and leases.

     The Mortgage Indenture does not contain any debt covenants or provisions which would afford holders of First Mortgage Bonds protection in the event of a highly leveraged transaction.

     The First Mortgage Bonds will rank equally and ratably (except as to sinking fund and other analogous funds established for the exclusive benefit of a particular series) with all First Mortgage Bonds, regardless of series, from time to time issued and outstanding under the Indenture.

RELEASE OF PROPERTY

     Unless an event of default shall have occurred and be continuing, the Company is entitled to possess, use and enjoy all the property and appurtenances, franchise and rights conveyed by the Mortgage Indenture. Subject to various limitations and requirements, the Company may obtain a release of any part of the mortgaged property, except prior lien bonds, upon receipt by Citibank of cash, as adjusted, equal to the consideration, if any, received or to be received from the sale, surrender or other disposition of the property to be released or the then fair value thereof (whichever shall be greater).

ISSUANCE OF ADDITIONAL FIRST MORTGAGE BONDS

     Additional First Mortgage Bonds may be issued under the Mortgage Indenture in principal amounts (unlimited except as provided by law) equal to:

          (1) 70% of the cost or fair value to the Company, whichever is less, of unbonded net property additions made after December 31, 1943 (subject to deductions in certain cases, if such net property additions secure prior lien bonds);

          (2) the sum of the principal amount of First Mortgage Bonds previously issued under the Indenture, and of prior lien bonds theretofore deducted under the Indenture, which have been retired or are then being retired and have not theretofore been bonded; and

          (3) the amount of cash deposited with Citibank for such purpose.

     First Mortgage Bonds may be issued on the basis of net property additions which include substantially all utility property subject to the Mortgage Indenture or deposit of cash only if net earnings available for interest and depreciation (before deduction for income taxes) for any specified 12 consecutive calendar months within the preceding 15 months equal 2 1/2 times annual interest charges on the First Mortgage Bonds and any prior lien bonds. Such earnings requirement need not be met where First Mortgage Bonds are to be issued against First Mortgage Bonds or prior lien bonds which have been or are being retired as described in (2) above if the First Mortgage Bonds to be issued bear interest at a lower rate than the First Mortgage Bonds or prior lien bonds which have been or are to be retired, or if the proceeds from the First Mortgage Bonds to be issued are used to refund First Mortgage Bonds or prior lien bonds which have been retired within two years prior to such issuance unless additional First Mortgage Bonds requiring an earnings certificate have been issued in the period between the retirement of the retired First Mortgage Bonds and the issuance of the First Mortgage Bonds.

     As of March 31, 1998, MichCon had approximately $1.235 billion of unbonded net property additions, which would entitle it to issue approximately $864 million principal amount of additional First Mortgage Bonds on the basis of unbonded net property additions as discussed under (1) in the second preceding paragraph.

WITHDRAWAL OF CERTAIN CASH

     Cash deposited with the Mortgage Trustee as a basis for the issuance of additional First Mortgage Bonds may be withdrawn by MichCon in amounts described in (1) and (2) under "Issuance of Additional Bonds".

DEFEASANCE

     The Company may require the discharge of the Mortgage Indenture or treat a series of First Mortgage Bonds as no longer outstanding thereunder if: (1) the Company deposits with Citibank monies or certain obligations of the United States of America or certain securities which are guaranteed by, or backed by obligations of, the United States of America, in an amount sufficient to pay, when due, the principal, premium if any, and any interest due and to become due; and (2) the Company delivers an opinion of counsel to the effect that registration is not required under the Investment Company Act of 1940, as amended, applicable laws are not violated, and such discharge will not result in a taxable event with respect to the First Mortgage Bonds the payment of which is being provided for. In such event, the obligation of the Company duly and punctually to pay and cause to be paid the principal, premium, if any, and interest in respect of such First Mortgage Bonds shall be completely discharged. Thereafter, the holders of such First Mortgage Bonds shall be entitled to payment only out of funds on deposit with Citibank as aforesaid for their payment.

MODIFICATION OF MORTGAGE INDENTURE

     In general, modifications or alterations of the Mortgage Indenture and of the rights or obligations of the Company and of the holders of First Mortgage Bonds, as well as waivers of compliance with the Mortgage Indenture, may be made with the consent of holders of 60% of the First Mortgage Bonds, or, if less than all series of the First Mortgage Bonds are adversely affected, the consent of the holders of 60% of the First Mortgage Bonds adversely affected. No such modification, alteration or waiver may be made which will (1) permit the extension of the time or times of payment of the principal of, or the interest or the premium (if any) on, any First Mortgage Bond, or a reduction in the rate of interest thereon, or otherwise affect the terms of payment of the principal of, or the interest or the premium (if any) on, any First Mortgage Bond, or affect the right of any holder of First Mortgage Bonds to institute suit for the enforcement of any such payment on or after the due date thereof, (2) otherwise than as permitted by the Mortgage Indenture, permit the creation of any lien ranking prior or equal to the lien of the Mortgage Indenture with respect to any of the mortgaged properties or (3) permit the reduction of the percentage of First Mortgage Bonds required for the making of any such modification, alteration or waiver.

CONCERNING THE SECURED TRUSTEES

     Citibank is the Mortgage Trustee under the Mortgage Indenture. Citibank has acted as paying agent on the outstanding First Mortgage Bonds and will act in the same capacity with respect to any additional First Mortgage Bonds issued under the Mortgage Indenture. It is also a depositary of funds of the Company. Robert T. Kirchner, Individual Trustee under the Mortgage Indenture, is an Officer of Citibank. Citibank also serves as trustee for the Senior Debt Securities.

DEFAULT AND NOTICE THEREOF TO HOLDERS OF FIRST MORTGAGE BONDS

     The Mortgage Indenture provides that, in case of an event of default as defined therein, Citibank or the holders of not less than 25% in principal amount of the First Mortgage Bonds may declare the principal and all accrued and unpaid interest of all First Mortgage Bonds, if not already due, to be immediately due and payable. Citibank, upon request of the holders of a majority in principal amount of the outstanding First Mortgage Bonds, shall waive such default and rescind any such declaration if such default is cured. The holders of a majority in principal amount of the First Mortgage Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Secured Trustees and of exercising any power or trust conferred upon the Secured Trustees, but under certain circumstances, the Secured Trustees may decline to follow such directions or to exercise certain of their powers.

     Holders of First Mortgage Bonds have no right to enforce any remedy under the Mortgage Indenture unless the Secured Trustees have first had a reasonable opportunity to do so following notice of default to Citibank and request by the holders of 25% in principal amount of the First Mortgage Bonds for action by the Secured Trustees with offer of indemnity satisfactory to the Secured Trustees against cost, expenses and liabilities that may be incurred thereby, but this provision does not impair the absolute right of any holder of First Mortgage Bonds to enforce payment of the principal of and interest on his First Mortgage Bond when due.

     The Mortgage Indenture provides that the following shall constitute events of default: failure to pay any installment of interest on any First Mortgage Bond when due and payable, and continuance of such failure for 60 days; failure to pay the principal of any First Mortgage Bond when due and payable, whether at maturity, in connection with any sinking fund payment, or otherwise; failure to pay any installment of interest on any prior lien bonds, and continuance of such failure for the period of grace, if any, specified in the prior lien securing such bonds; failure to pay any installment applied to the purchase or redemption of any First Mortgage Bond, and continuance of such failure for 60 days; failure to pay the principal of any prior lien bond when due and payable, whether at maturity or otherwise; failure on the part of the Company to perform or observe any other covenant, agreement or condition contained in the Mortgage Indenture or in the First Mortgage Bonds or any prior lien bonds, continuance of such failure for 90 days after written notice to the Company by Citibank or by the holders of not less than 25% in principal amount of the First Mortgage Bonds; and insolvency or bankruptcy, receivership or similar proceedings initiated by the Company, or initiated against the Company and not dismissed or stayed within 45 days; and failure to renew or extend its corporate charter upon or prior to the expiration of such under the provision of its Articles of Incorporation or of law.

     The Mortgage Indenture provides that the Secured Trustees shall give to the holders of First Mortgage Bonds notice of the happening of a default known to them within 90 days after the occurrence thereof (disregarding any period of grace in the defaults referred to above) unless such default shall have been cured, but except in case of default in the payment of principal, premium, if any, or interest on the First Mortgage Bonds or in the payment of any sinking fund installment, the Secured Trustees may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of Citibank in good faith determine that the withholding of such notice is in the interest of the holders of First Mortgage Bonds.

                              PLAN OF DISTRIBUTION

     The Company may sell any series of the Senior Debt Securities (i) to or through underwriters; (ii) to or through dealers; (iii) directly to purchasers; or (iv) through agents. A Prospectus Supplement will set forth the terms of the offering of the Senior Debt Securities; including the name or names of any underwriters, dealers or agents, the purchase price of such Senior Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Senior Debt Securities may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only firms named in the Prospectus Supplement or a related pricing supplement, if applicable, will be deemed to be underwriters, dealers or agents in connection with the Senior Debt Securities offered thereby, and if any of the firms expressly referred to below is not named in such Prospectus Supplement or a related pricing supplement, then such firm will not be a party to the underwriting or distribution agreement in respect of such Senior Debt Securities, will not be purchasing any such Senior Debt Securities from the Company and will have no direct or indirect participation in the underwriting or other distribution of such Senior Debt Securities, although it may participate in the distribution of such Senior Debt Securities under circumstances entitling it to a dealer's commission.

     If underwriters are used in the sale, the Senior Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Senior

Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Senior Debt Securities will be named in the Prospectus relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Senior Debt Securities offered thereby will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Senior Debt Securities if any are purchased.

     The Senior Debt Securities may be sold directly by the Company or through agents designated by the Company, from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Senior Debt Securities in respect of which the Prospectus Supplement is delivered and any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Senior Debt Securities may be sold directly by the Company to investors or others who may be deemed to be underwriters within the meaning of the 1933 Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the Senior Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the 1933 Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for the Company in the ordinary course of business.

     The Senior Debt Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Senior Debt Securities.

                             VALIDITY OF SECURITIES

     The validity of the Senior Debt Securities offered hereby will be passed upon for the Company by Ronald E. Christian, Esq., Vice President, General Counsel and Secretary of MichCon and for any agents or underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, 125 West 55th Street, New York, New York. LeBoeuf, Lamb, Greene & MacRae, L.L.P. from time to time renders legal services to MichCon and its affiliates. Certain legal matters with respect to the Senior Debt Securities will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from MichCon's Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

======================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH AN OFFER MADE BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLE MENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON, UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
Forward-Looking Statements............     3
The Company...........................     4
Use of Proceeds.......................     4
Ratio of Earnings to Fixed Charges....     4
Securities............................     4
Description of the Senior Debt
  Securities..........................     5
Description of the First Mortgage
  Bonds...............................    12
Plan of Distribution..................    15
Validity of Securities................    16
Experts...............................    16

======================================================
======================================================
                             MICHIGAN CONSOLIDATED
                                  GAS COMPANY

                             SENIOR DEBT SECURITIES
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation are:

SEC Registration Fee........................................    $ 54,575
Printing and Engraving......................................      40,000*
Trustee Fees................................................      10,000*
Legal Fees..................................................     300,000*
Accounting Fees.............................................      25,000*
Rating Agency Fees..........................................     125,000*
Miscellaneous...............................................      20,425*
                                                                --------
     Total..................................................    $575,000*
                                                                ========

-------------------------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-Laws of Michigan Consolidated Gas Company ("MichCon" or the "Company") and the Michigan Business Corporation Act ("MBCA") permit the Company's officers and directors to be indemnified under certain circumstances for expenses and, in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933 (the "1933 Act"). There is directors' and officers' liability insurance presently outstanding which insures the directors and officers of the Company against claims arising out of the performance of their duties. Any agreement relating to the issuance and sale of the Senior Debt Securities may provide for indemnification by the underwriters, dealers or agents of the directors and officers of the Company against certain civil liabilities, including liabilities under the 1933 Act.

     MichCon has entered into indemnification contracts with each officer and director of MichCon that contain provisions similar to the provisions of the MBCA referred to above.

ITEM 16. LIST OF EXHIBITS.

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
1-1        Form of Distribution Agreement (to be filed on a subsequent
           Form 8-K).
4-1        Form of Indenture between MichCon and Citibank, N.A. related to Senior Debt Securities.**
4-2        Indentures defining the rights of the holders of the
           Company's First Mortgage Bonds: MichCon's Indenture of
           Mortgage and Deed of Trust dated March 1, 1944 (Exhibit 7-D to Registration Statement No. 2-5252); Twenty-ninth
           Supplemental Indenture, dated July 15, 1989 (Exhibit 4-1 to
           July 27, 1989 Form 8-K); Thirtieth Supplemental Indenture,
           dated September 1, 1991 (Exhibit 4-1 to September 27, 1991
           Form 8-K); Thirty-first Supplemental Indenture, dated
           December 15, 1991 (Exhibit 4-1 to February 28, 1992 Form
           8-K); Thirty-second Supplemental Indenture, dated January 1,
           1993 (Exhibit 4-1 to 1992 Form 10-K); Thirty-third
           Supplemental Indenture, dated May 5, 1995 (Exhibit 4-2 to
           Registration Statement No. 33-59093); and Thirty-fourth
           Supplemental Indenture, dated November 1, 1996 (Exhibit 4-2 to Registration Statement No. 333-16285); Note -- MichCon
           hereby agrees to furnish to the SEC, upon request, a copy of any instruments defining the rights of holders of long-term debt issued by MichCon.
4-3        Form of Supplemental Indenture related to Senior Debt
           Securities.**
4-4        Form of Supplemental Indenture related to Pledged Bonds.**
5-1        Opinion of Ronald E. Christian, Esq., Vice President,
           General Counsel and Secretary for MichCon.*
8-1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
           regarding certain tax matters.**
12-1       Computation of Ratio of Earnings to Fixed Charges.*
23-1       Independent Auditors' Consent -- Deloitte & Touche LLP.*
23-2       Consent of Ronald E. Christian, Esq., Vice President,
           General Counsel and Secretary for MichCon.* (included in
           Exhibit 5-1).
23-3       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
           (included in Exhibit 8-1).
24-1       Powers of Attorney.*
24-2       Board Resolution authorizing issuance of the Senior Debt
           Securities.*
25-1       Statement of Eligibility of Citibank, N.A.*

-------------------------
 * Indicates documents filed herein.

** To be filed by amendment.

References are to MichCon (File No. 1-7310) for documents incorporated by reference.

ITEM 17. UNDERTAKINGS.

     The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in this Registration Statement;

          (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (d) That, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions of the Company's By-Laws, the Michigan Business Corporation Act or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be covered by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on June 9, 1998.

                                          MICHIGAN CONSOLIDATED GAS COMPANY

                                          By:     /s/ HOWARD L. DOW III

                                            ------------------------------------
                                                     HOWARD L. DOW III
                                                   Senior Vice President
                                                and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

                                                                      TITLE                     DATE
                                                                      -----                     ----
                                                               Director, Chairman
------------------------------------------------
              Alfred R. Glancy III

                       *                                     Director, President and        June 9, 1998
------------------------------------------------             Chief Executive Officer
                Stephen E. Ewing

             /s/ HOWARD L. DOW III                     Director, Senior Vice President and  June 9, 1998
------------------------------------------------             Chief Financial Officer
               Howard L. Dow III

                       *                                Director, Senior Vice President,    June 9, 1998
------------------------------------------------              Business Development
                Carl J. Croskey

                       *                                           Controller               June 9, 1998
------------------------------------------------
                 Robert Kaslik

                       *                                            Director                June 9, 1998
------------------------------------------------
              William K. McCrackin

                       *                                            Director                June 9, 1998
------------------------------------------------
               Daniel L. Schiffer

           *By: /s/ HOWARD L. DOW III
   ------------------------------------------
               Howard L. Dow III
                Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
  1-1      Form of Distribution Agreement (to be filed on a subsequent
           Form 8-K).
  4-1      Form of Indenture between MichCon and Citibank, N.A. related to Senior Debt Securities.**
  4-2      Indentures defining the rights of the holders of the
           Company's First Mortgage Bonds: MichCon's Indenture of
           Mortgage and Deed of Trust dated March 1, 1944 (Exhibit 7-D to Registration Statement No. 2-5252); Twenty-ninth
           Supplemental Indenture, dated July 15, 1989 (Exhibit 4-1 to
           July 27, 1989 Form 8-K); Thirtieth Supplemental Indenture,
           dated September 1, 1991 (Exhibit 4-1 to September 27, 1991
           Form 8-K); Thirty-first Supplemental Indenture, dated
           December 15, 1991 (Exhibit 4-1 to February 28, 1992 Form
           8-K); Thirty-second Supplemental Indenture, dated January 1,
           1993 (Exhibit 4-1 to 1992 Form 10-K); Thirty-third
           Supplemental Indenture, dated May 5, 1995 (Exhibit 4-2 to
           Registration Statement No. 33-59093); and Thirty-fourth
           Supplemental Indenture, dated November 1, 1996 (Exhibit 4-2 to Registration Statement No. 333-16285); Note -- MichCon
           hereby agrees to furnish to the SEC, upon request, a copy of any instruments defining the rights of holders of long-term debt issued by MichCon.
  4-3      Form of Supplemental Indenture related to Senior Debt
           Securities.**
  4-4      Form of Supplemental Indenture related to Pledged Bonds.**
  5-1      Opinion of Ronald E. Christian, Esq., Vice President,
           General Counsel and Secretary for MichCon.*
  8-1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
           regarding certain tax matters.**
 12-1      Computation of Ratio of Earnings to Fixed Charges.*
 23-1      Independent Auditors' Consent -- Deloitte & Touche LLP.*
 23-2      Consent of Ronald E. Christian, Esq., Vice President,
           General Counsel and Secretary for MichCon.* (included in
           Exhibit 5-1).
 23-3      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
           (included in Exhibit 8-1).
 24-1      Powers of Attorney.*
 24-2      Board Resolution authorizing issuance of the Senior Debt
           Securities.*
 25-1      Statement of Eligibility of Citibank, N.A.*

-------------------------
 * Indicates documents filed herein.

** To be filed by amendment.

References are to MichCon (File No. 1-7310) for documents incorporated by reference.